UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2005

FIRSTCITY FINANCIAL
CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of	(Commission File	(IRS Employer
incorporation)	No.)	Identification No.)

6400 Imperial Drive
Waco, Texas 76712
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers.

(b) On December 14, 2005, James R. Hawkins, a director and Chairman of the Board of FirstCity Financial Corporation (“FirstCity” or the “Company”), submitted his resignation as a director and Chairman of the Board of the Company effective as of December 31, 2005, subject to the approval of the Board of Directors.  The resignation by Mr. Hawkins was not due to any disagreement with the Company.  On December 30, 2005, that Board of Directors of FirstCity accepted the resignation of Mr. Hawkins effective as of December 31, 2005.  The Board of Directors of FirstCity elected Richard E. Bean to serve as Chairman of the Board effective as of December 31, 2005.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

(a) On December 30, 2005, the Board of Directors of FirstCity Financial Corporation (“FirstCity” or the “Company”) amended the bylaws of FirstCity to (i) amend Section 6.6 of the bylaws to clarify that any person elected to the position of Chairman of the Board would not be an executive officer or employee of FirstCity solely as a result of holding the position of Chairman of the Board, (ii) amend Section 6.7 of the bylaws to provide that the position of Vice Chairman of the Board would be an independent director and would act as chairman of all meetings of the non-executive directors in the event that the individual serving as Chairman of the Board is not an independent director, and to provide that any person elected to that position would not be an executive officer or employee of FirstCity solely as a result of holding the position of Vice Chairman of the Board, as had been provided previously by resolutions of the Board of Directors, (iii) amend Section 6.8 of the bylaws to provide that the powers and duties of the President include the general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities, and of the officers, employees and agents of the Corporation, the general powers and duties of management usually vested in the office of president of a corporation and such other duties and such other powers as may be from time to time assigned to the President by the Board of Directors, and (iv) add Section 6.14 of the bylaws to provide specifically for the powers and duties of the Chief Executive Officer of  FirstCity to include general charge and supervision, direction, and control of the business of the Corporation and of the officers, employees and agents of the Corporation, to see that all orders, actions and resolutions of the Board of Directors are carried out, to have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation and such other duties and have such other powers as may be from time to time assigned to the Chief Executive Officer by the Board of Directors.  The foregoing summary of such amendment is qualified in its entirety by reference to the Amended and Restated Bylaws of FirstCity Financial Corporation filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 7- Regulation FD

Item 7.01 Regulation FD Disclosure.

On December 30, 2005, FirstCity Financial Corporation (“FirstCity” or the “Company”) issued a press release (“Press Release”) announcing that James R. Hawkins has resigned as a director and the Chairman of the Board of FirstCity and that Richard Bean has been elected to serve as Chairman of the Board of Directors of FirstCity effective as of December 31, 2005.  A copy of this Press Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The Press Release is incorporated by reference into this Item 7.01, and the foregoing description of the Press Release is qualified in its entirety by reference to the full text of Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information in Item 7.01 this Form 8-K, including the exhibits shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of FirstCity, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

The information contained in the press release is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time.

FirstCity undertakes no duty or obligation to publicly update or revise the information contained in this report, although FirstCity may do so from time to time as management of the Company believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.  Pursuant to General Instructions B.2 of Form 8-K, Exhibit 99.1 relating to Item 7.01 is furnished with this Form 8-K.

3.1 -  Amended and Restated Bylaws of FirstCity Financial Corporation

99.1 - Press release of the Company, dated December 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: December 30, 2005	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

3.1 - Amended and Restated Bylaws of FirstCity Financial Corporation

99.1 - Press release of the Company, dated December 30, 2005